Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Postpones Conference Call to Discuss Fourth Quarter and
Full Year 2019 Earnings Results

OLD BRIDGE, NJ / March 26, 2019 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced today that it is postponing its previously announced release of its fourth quarter and fiscal 2019 earnings results, originally scheduled for Friday, March 27, 2020 prior to market opening and the related teleconference, originally scheduled for Friday, March 27, 2020 at 11:00 a.m. Eastern Time. The COVID-19 outbreak and related developments make it necessary for the company to delay the filing of its Annual Report on Form 10-K and, as a result, the company believes that postponing the earnings release and teleconference is appropriate under the circumstances. The Securities and Exchange Commission (SEC) has provided regulatory relief and related guidance regarding filings required to be make under applicable securities laws and SEC rules, and the company has filed a Current Report on Form 8-K to indicate that it is relying on that relief to extend the time for filing its Annual Report on Form 10-K. The company will announce a new date for the release and teleconference at the appropriate time.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility for 50 years. Blonder Tongue Labs offers US based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the company and its products can be found at www.blondertongue.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes "forward-looking" statements and accordingly, the cautionary statements contained in Blonder Tongue's Annual Report and Form 10-K for the year ended December 31, 2018 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words "believe," "expect," "anticipate," "project," "target," "intend," "plan," "seek," "estimate," "endeavor," "should," "could," "may" and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue's actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue's "forward-looking" statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch
Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000